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Exhibit 2.d.11

GLADSTONE INVESTMENT CORPORATION

TRANSFERABLE RIGHTS OFFERING

NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM

        Please complete all applicable information. The form on the following page is to be used only by nominees to exercise the Over-Subscription Privilege for the accounts of persons whose Rights have been exercised and delivered in connection with the Basic Subscription Rights through the facilities of a common depository. All other exercises of the Over-Subscription Privilege must be effected by the delivery of the Subscription Certificate. Unless defined herein, all capitalized terms have the meanings given in the Prospectus (as defined below).

        The terms and conditions of the Rights offering are set forth in the prospectus dated January 14, 2008, as supplemented by the prospectus supplements dated March 24, 2008 and March 31, 2008, which we refer to collectively as the "Prospectus," and are incorporated herein by reference. Copies of the Prospectus are available upon request from the Information Agent, Georgeson Inc. by calling toll-free at (866) 828-4303, or by sending a request.

        THIS FORM IS VOID AND WITHOUT EFFECT UNLESS IT IS RECEIVED BY THE BANK OF NEW YORK, THE SUBSCRIPTION AGENT, BY 5:00 P.M., NEW YORK TIME, ON APRIL 21, 2008, THE EXPIRATION DATE, UNLESS THE EXPIRATION DATE IS EXTENDED BY THE COMPANY AND UNLESS PRECEDED BY A NOTICE OF GUARANTEED DELIVERY. THE EXPIRATION DATE MAY BE EXTENDED BY THE COMPANY TO A DATE NOT LATER THAN MAY 5, 2008.

        Please complete all applicable information and deliver by hand or send by first class mail, or overnight courier to The Bank of New York:

If by First Class Mail:	The Bank of New York Reorganization Services P.O. Box 3301 South Hackensack, NJ 07606
If by Overnight Carrier:	The Bank of New York Reorganization Services, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310
If by Hand:	The Bank of New York Reorganization Services, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

1.
The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in The Depository Trust Company, or "DTC," and that it has either (i) exercised all or a portion of the Basic Subscription Rights and delivered a Subscription Certificate and payment to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent, or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery and payment in respect of the exercise of the Basic Subscription Rights and will deliver the Subscription Certificate called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such depository account of the Subscription Agent.

2.
The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available,                  shares of the Company's common stock and certifies to the Company and the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf Basic Subscription Rights have been exercised.

3.
The undersigned understands that payment of the Estimated Subscription Price per share for all shares of common stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 P.M., New York time, on the Expiration Date, and hereby represents that (check appropriate box):

☐
payment of the Estimated Subscription Price in the aggregate amount of $                         is being delivered to the Subscription Agent herewith and is delivered in the manner set forth in the Prospectus; or

☐
payment of the Estimated Subscription Price in the aggregate amount of $                         has been delivered separately to the Subscription Agent and was delivered in the manner set forth in the Prospectus.

Rights Certificate No.	Date	Certified TIN
Name of DTC Participant	Authorized Signature
DTC Participant Number	Title
Address (1)	Name (please print)
Address (2)	Phone Number

PLEASE NOTE: THIS FORM SHALL NOT BE ACCEPTED AS VALID UNLESS THE FOLLOWING INFORMATION IS PROVIDED FOR THE ALLOCATION OF OVER-SUBSCRIPTION SHARES.

        The positions below pertain to those persons on whose behalf the Over-Subscription Privilege is being exercised:

Number of Rights Received by Record Date Stockholder (if any)	Number of Rights Purchased by Rights Purchaser (if any)	Total Number of Rights Being Exercised

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  Exhibit 2.d.11
GLADSTONE INVESTMENT CORPORATION TRANSFERABLE RIGHTS OFFERING NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM